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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-3 of our report dated January 20, 2000, except as to Note 13 which is as of February 1, 2000, relating to the financial statements of TelCom Semiconductor, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California

February 29, 2000